Exhibit 99.2

FOR IMMEDIATE RELEASE

Investor Contact:	Brett Ellis
(866) 377-3747
bellis@fairpoint.com

Media Contact:	Rose Cummings
(704) 602-7304
rcummings@fairpoint.com

FAIRPOINT REACHES AGREEMENT WITH STAFF OF THE NEW HAMPSHIRE

PUBLIC UTILITIES COMMISSION

                Files Letter Asking New Hampshire Public Utilities Commission to Approve
 the Settlement Agreement

CHARLOTTE, N.C. (January 24, 2008) — FairPoint Communications, Inc. (NYSE: FRP) today announced an agreement has been reached between FairPoint, Verizon and the staff of the New Hampshire Public Utilities Commission (PUC) regarding FairPoint’s proposed acquisition of Verizon’s wireline operations in New Hampshire. The settlement agreement in New Hampshire is consistent with material terms of the amended stipulation agreement with the Maine PUC and the settlement agreement with the Vermont Department of Public Service and contains other terms and conditions specific to New Hampshire. In the agreement, FairPoint, Verizon, and the staff of the PUC recommend the New Hampshire PUC approve the settlement agreement.

FairPoint’s acquisition of Verizon’s wireline operations in New Hampshire is part of a larger, previously announced transaction in which FairPoint would also acquire Verizon’s wireline operations in Maine and Vermont. The license transfers in connection with the transaction have been approved by the Federal Communications Commission and the transaction has been approved by the Maine PUC, subject to receipt of a written order from the Maine PUC.  The Public Service Board in Vermont has yet to rule on the settlement agreement entered into by FairPoint, Verizon and the Vermont Department of Public Service.

“We are pleased at the thoughtful approach by the staff of the New Hampshire Public Utilities Commission and believe this agreement appropriately addresses important public interest issues in the state.  We look forward to serving the people of New Hampshire,” said Gene Johnson, chairman and CEO of FairPoint.

In addition to the key financial conditions in the amended stipulation in Maine and the key conditions in the settlement agreement with the Vermont Department of Public Service, FairPoint committed to additional conditions in New Hampshire which address capital expenditures, network and service quality improvement plans, broadband expansion and assurances of financial viability that will benefit the state.

About FairPoint

FairPoint Communications, Inc. is an industry leading provider of communications services to rural and small urban communities across the country. Today, FairPoint owns and operates 30 local exchange companies in 18 states offering advanced communications with a personal touch including local and long distance voice, data, Internet, video and broadband services. FairPoint is traded on the New York Stock Exchange under the symbol FRP.  Learn more at www.fairpoint.com.

This press release may contain forward-looking statements by FairPoint that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in FairPoint’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the risks described in FairPoint’s most recent Annual Report on Form 10-K on file with the SEC.  These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements.  All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.

FairPoint has filed, and the SEC has declared effective, a registration statement in connection with the proposed merger.  FairPoint urges investors to read this document and other materials filed and to be filed by FairPoint relating to the proposed merger because they contain and will contain important information.  Investors can obtain copies of the registration statement, as well as other filed documents containing information about FairPoint and the proposed merger, at www.sec.gov, the SEC’s website. Investors may also obtain free copies of these documents and FairPoint’s other SEC filings at www.fairpoint.com under the Investor Relations section, or by written request to FairPoint Communications, Inc., 521 E. Morehead Street, Suite 250, Charlotte, NC 28202, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Source: FairPoint Communications, Inc., www.fairpoint.com.

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